Exhibit 10.2
AMENDED AND RESTATED MASTER GUARANTY
     AMENDED AND RESTATED MASTER GUARANTY dated as of June 30, 2010 (this “Guaranty”), among HARRIS INTERACTIVE INTERNATIONAL INC., a Delaware corporation (“Harris International”), WIRTHLIN WORLDWIDE, LLC, a Delaware limited liability company (“Wirthlin Worldwide”), THE WIRTHLIN GROUP INTERNATIONAL, L.L.C., a Delaware limited liability company (“Wirthlin Group”), LOUIS HARRIS & ASSOCIATES, INC., a New York corporation (“Louis Harris”), GSBC OHIO CORPORATION, an Ohio Corporation (“GSBC”), HARRIS INTERACTIVE ASIA, LLC, a Delaware limited liability company (“Harris Asia”), and each other party as shall from time to time become a party hereto pursuant to Section 19 hereof (each such other party, Harris International, Wirthlin Worldwide, Wirthlin Group, Louis Harris, GSBC, and Harris Asia being hereinafter referred to from time to time, individually, as a “Guarantor” and, collectively, as the “Guarantors”) in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) which are or may become party to that certain Amended and Restated Credit Agreement, dated as of June 30, 2010 (as amended and in effect from time to time, the “Credit Agreement”) among Harris Interactive Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, the Issuing Bank and the Administrative Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
RECITALS
     WHEREAS, the Borrower and the Guarantors are members of a group of related business entities, the success of any one of which is dependent in part on the success of the other members of such group;
     WHEREAS, the Borrower, the lenders party thereto (the “Existing Lenders”), and the Administrative Agent, as administrative agent for the Existing Lenders, are parties to that certain Credit Agreement dated as of September 21, 2007 (as amended, the “Existing Credit Agreement”), pursuant to which the Existing Lenders have made loans and other extensions of credit to the Borrower;
     WHEREAS, the Borrower, the Lenders, the Issuing Bank and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety pursuant to the Credit Agreement, and the Existing Credit Agreement shall remain in full force and effect only as set forth in the Credit Agreement;
     WHEREAS pursuant to a Master Guaranty, dated as of September 21, 2007, by and among the Guarantors and the Administrative Agent (as amended and in effect from time to time, the “Existing Guaranty”), each Guarantor guaranteed the payment and performance of the Obligations;
     WHEREAS, each of the Guarantors wish to continue and confirm their guaranty in favor of the Administrative Agent for the benefit of the Secured Parties as set forth in the Existing Guaranty;

     WHEREAS, each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Secured Parties pursuant to the Credit Agreement (which benefits are hereby acknowledged);
     WHEREAS, it is a condition precedent to the Secured Parties’ making any loans or otherwise extending credit to the Borrower under the Credit Agreement and in connection therewith permitting certain transactions involving the Guarantors thereunder that the Guarantors execute and deliver to the Administrative Agent, for the benefit of the Secured Parties and the Administrative Agent, an amended and restated guaranty substantially in the form hereof; and
     WHEREAS, the Guarantors and the Administrative Agent now wish to amend and restate the Existing Guaranty for the benefit of the Secured Parties and the Administrative Agent under or in respect of the Credit Agreement as provided herein, which shall supersede the Existing Guaranty.
AGREEMENTS
     THEREFORE, in consideration of the premises contained herein and for good and valuable consideration, each of the Guarantors agree with the Administrative Agent and the Secured Parties that on the Effective Date, the Existing Guaranty is hereby amended and restated as follows:
     Section 1. Guaranty of Payment. Each Guarantor (a) hereby ratifies and affirms the guaranty made pursuant to the Existing Guaranty, and (b) to the extent not covered in clause (a), absolutely, unconditionally and irrevocably, jointly and severally, guarantees to the Administrative Agent and the Secured Parties the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all Obligations including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code and accruing after the commencement of a proceeding under any other insolvency or similar laws of any jurisdiction at the rate or rates provided in the Loan Documents (all of the foregoing sums being the “Liabilities”). This Guaranty is a guaranty of payment and not of collection only. The Administrative Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. Each Guarantor agrees that, as between such Guarantor on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by such Guarantor for the purposes of this Guaranty. All payments by each Guarantor hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Secured Parties and the Administrative Agent.
     Section 2. Guaranty Absolute. Each Guarantor guarantees that the Liabilities shall be paid and performed strictly in accordance with the terms of the Loan Documents. The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, the Loan Documents, or any other amendment or waiver of or any consent to departure from any of the terms of the Liabilities or any Loan Document including, without limitation, any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Liabilities or the Loan Documents; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any of the Liabilities or the Loan Documents; (d) without being limited by the foregoing, any lack of validity or enforceability of any of the Liabilities or the Loan Documents; and (e) any other setoff, defense, or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) or circumstance whatsoever with respect to the Liabilities or the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor; and each Guarantor irrevocably waives the right to assert such defenses, set-offs or counterclaims in any litigation or other proceeding relating to the Liabilities, the Loan Documents or the transactions contemplated thereby. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reasons of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Administrative Agent or any Secured Party from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against a Guarantor before or after the Administrative Agent’s or such Secured Party’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Secured Party.
     Section 3. Guaranty Irrevocable; Reinstatement of Guaranty. This Guaranty is a continuing guaranty of the payment and performance of all Liabilities now or hereafter existing under the Loan Documents and shall remain in full force and effect until the payment in full in cash of all Liabilities, all Commitments under the Credit Agreement have been terminated and the Credit Agreement and the other Loan Documents have been terminated. If all the Liabilities are paid in full in cash and all Commitments under the Credit Agreement have been terminated and the Credit Agreement and the other Loan Documents have been terminated, the Administrative Agent shall, at the Borrower’s request and expense, execute and deliver to the Guarantors appropriate documents necessary to evidence the termination of the Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including, without limitation, on the grounds of fraudulent conveyance), all as though the payment had not been made. This Section 3, and the obligations of each Guarantor hereunder, shall survive the termination of this Guaranty.
     Section 4. Unenforceability of Obligations Against the Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Liabilities, or if any of the Liabilities have become irrecoverable from the Borrower by reason of the Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Liabilities. In the event that acceleration of the time for payment of any of the Liabilities is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, Loan Documents, or any other agreement evidencing, securing or otherwise executed in connection with any Liabilities shall be immediately due and payable by each Guarantor.
     Section 5. Subrogation. Each Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until (i) all the Liabilities have been paid in full in cash, (ii) all Commitments under the Credit Agreement have been terminated and (iii) the Credit Agreement and the other Loan Documents have been terminated. If any amount is paid to such Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full in cash, the amount shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall be promptly paid to the Administrative Agent, for the benefit of the Secured Parties and the Administrative Agent, on account of the Liabilities without affecting in any manner the liability of such Guarantor under the provisions of this Guaranty. If such Guarantor makes payment to the Administrative Agent of all or any part of the Liabilities and all the Liabilities are paid in full in cash and the Credit Agreement and the other Loan Documents have been terminated, the Administrative Agent shall, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Liabilities resulting from the payment.
     Section 6. Subordination. Without limiting the Administrative Agent’s or any Secured Party’s rights under the Loan Documents or any other agreement, any liabilities owed by the Borrower to a Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities. Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Liabilities, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Guarantor until all of the Liabilities shall have been paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Liabilities are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Administrative Agent and the Secured Parties and be paid over to the Administrative Agent, for the benefit of the Secured Parties and the Administrative Agent, on account of the Liabilities without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
     Section 7. Payments Generally. All payments by each Guarantor shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Loan Documents; provided, however, that if the Payment Currency is other than U.S. dollars each Guarantor may, at its option (or, if for any reason whatsoever such Guarantor is unable to effect payments in the manner required by the Loan Documents, such Guarantor shall be obligated to) pay to the Administrative Agent at its principal office the equivalent amount in U.S. dollars computed at the selling rate of the Administrative Agent, most recently in effect on or prior to the date the Liability becomes due or if such rate is unavailable, at a selling rate chosen by the Administrative Agent, for cable transfers of the Payment Currency to the place where the Liability is payable. In any case in which such Guarantor makes or is obligated to make payment in U.S. dollars, such Guarantor shall hold the Administrative Agent and each Secured Party harmless from any loss incurred by the Administrative Agent or such Secured Party arising from any change in the value of U.S. dollars in relation to the Payment Currency between the date the Liability becomes due and the date the Administrative Agent is actually able, following the conversion of the U.S. dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Liability is payable, to apply such Payment Currency to such Liability.
     Section 8. Certain Taxes. Each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Secured Party hereunder, the amounts so payable to the Administrative Agent shall be increased to the extent necessary to yield to the Administrative Agent (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Administrative Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Administrative Agent. This Section 8, and the obligations of each Guarantor hereunder, shall survive the termination of this Guaranty.
     Section 9. Representations and Warranties. Each Guarantor represents and warrants that: (a) this Guaranty: (i) has been authorized by all necessary action; (ii) does not conflict with or violate any agreement, constitutive document, instrument, law, regulation or order applicable to such Guarantor; and (iii) does not require the consent or approval of any person or entity, including but not limited to any Governmental Authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally; and (b) in executing and delivering this Guaranty, each Guarantor has (i) without reliance on the Administrative Agent or any Secured Party or any information received from the Administrative Agent or any Secured Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of the Administrative Agent or any Secured Party not embodied herein or any acts heretofore or hereafter taken by the Administrative Agent or any Secured Party (including but not limited to any review by the Administrative Agent or any Secured Party of the affairs of the Borrower). Each Guarantor hereby further represents and warrants that such Guarantor is a direct or indirect subsidiary of the Borrower and is financially interested in its affairs.
     Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.
     Section 11. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Administrative Agent or any Secured Party may otherwise have, the Administrative Agent and each Secured Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Guarantor at any of the offices of the Administrative Agent or any Secured Party, or any other Affiliate of the Administrative Agent or any Secured Party, in U.S. dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case the Administrative Agent or such Secured Party, as applicable, shall promptly notify such Guarantor thereof; provided that the Administrative Agent’s or any Secured Party’s failure to give such notice shall not affect the validity thereof.
     Section 12. Formalities; Marshalling. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty, notice of creation, renewal, extension or accrual of any Liability and notice of any other kind and any other formality with respect to any of the Liabilities or this Guaranty. Each Guarantor also waives the right to require the Administrative Agent or any Secured Party to proceed first against the Borrower upon the Liabilities before proceeding against such Guarantor hereunder and any right to require the marshalling of assets of the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Liabilities, and all suretyship defenses generally.
     Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent or any Secured Party to exercise, and no delay in exercising, any right or remedy under this Guaranty or any other Loan Document, shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right or remedy.
     Section 14. Expenses. Each Guarantor jointly and severally shall reimburse the Administrative Agent on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Administrative Agent and costs allocated by its internal legal department) incurred by the Administrative Agent or any Secured Party in connection with the preparation, performance or enforcement of this Guaranty, together with interest on amounts recoverable under this Section 14 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount. The obligations of each Guarantor under this Section shall survive the termination of this Guaranty.

     Section 15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of each Guarantor, the Administrative Agent, each Secured Party and their respective successors and assigns; provided that no Guarantor may assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of each Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if such Guarantor is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Administrative Agent and each Secured Party may assign, sell participations in or otherwise transfer its rights under the Credit Agreement and other Loan Documents to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Administrative Agent and each Secured Party in this Guaranty or otherwise.
     Section 16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.
     Section 17. Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK). EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO HEREIN. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, THE DEFENSE OF FORUM NONCOVENIENS. SERVICE OF PROCESS BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON EACH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT SUCH GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT EACH GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY. EACH GUARANTOR HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 18. Integration; Effectiveness. This Guaranty sets forth the entire understanding of each Guarantor and the Administrative Agent and Secured Parties relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by each Guarantor to the Administrative Agent. Delivery of an executed signature page of this Guaranty by electronic means shall be effective as delivery of a manually executed signature page of this Guaranty.
     Section 19. Additional Guarantors. Subsidiaries of the Borrower (“Additional Guarantors”) may hereafter become parties to this Guaranty by executing a counterpart hereof, and there shall be no need to re-execute, amend or restate this Guaranty in connection therewith. Upon such execution and delivery by any Additional Guarantor, such Additional Guarantor shall be deemed to have made the representations and warranties set forth in Section 9 hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Guarantor had executed this Guaranty as of the Effective Date, and the Administrative Agent, for itself and the benefit of the Secured Parties, shall be entitled to all of the benefits of such Additional Guarantor’s obligations hereunder.
     Section 20. Further Assurances. Each Guarantor agrees that it will from time to time, at the request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Secured Parties and the Administrative Agent hereunder.
     Section 21. Contribution. To the extent a Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the Liabilities (the “Benefit Amount”), then such Guarantor, after the payment in full, in cash, of all of the Liabilities, shall be entitled to recover from each other Guarantor of the Liabilities such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other Guarantor to the total Benefit Amount received by all Guarantors of the Liabilities, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that all such rights to recovery shall be subordinated and junior in right of payment to the final and undefeasible payment in full in cash of all of the Liabilities.
     Section 22. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

     Section 23. Transitional Arrangements. This Guaranty shall amend and restate in its entirety the Existing Guaranty on the Effective Date. On the Effective Date, all the rights and obligations of the respective parties under the Existing Guaranty shall be subsumed within and governed by this Guaranty; provided, that the provisions of the Existing Guaranty shall remain in full force and effect prior to the Effective Date, and that the guaranty made pursuant to the Existing Guaranty shall continue to be in effect hereunder as set forth in §1(a).
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their authorized officers as of the date first above written.

HARRIS INTERACTIVE INTERNATIONAL INC.
By:	/s/ Eric W. Narowski
	Name:	Eric W. Narowski
	Title:	Interim Chief Financial Officer

WIRTHLIN WORLDWIDE, LLC By Harris Interactive Inc., its sole Member
By:	/s/ Eric W. Narowski
	Name:	Eric W. Narowski
	Title:	Interim Chief Financial Officer

THE WIRTHLIN GROUP INTERNATIONAL, L.L.C. By Wirthlin Worldwide, LLC, its sole Member By Harris Interactive Inc., its sole Member
By:	/s/ Eric W. Narowski
	Name:	Eric W. Narowski
	Title:	Interim Chief Financial Officer

LOUIS HARRIS & ASSOCIATES, INC.
By:	/s/ Eric W. Narowski
	Name:	Eric W. Narowski
	Title:	Interim Chief Financial Officer

[Signature page to Guaranty — Guarantors]

GSBC OHIO CORPORATION
By:	/s/ Eric W. Narowski
	Name:	Eric W. Narowski
	Title:	Interim Chief Financial Officer

HARRIS INTERACTIVE ASIA, LLC By Wirthlin Worldwide, LLC, its sole Member By Harris Interactive Inc., its sole Member
By:	/s/ Eric W. Narowski
	Name:	Eric W. Narowski
	Title:	Interim Chief Financial Officer

[Signature page to Guaranty — Guarantors]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Benedict A. Smith
	Name:	Benedict A. Smith
	Title:	Senior Vice President

[Signature page to Guaranty — Administrative Agent]